Exhibit 99.1
NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (609) 449-5534	MEDIA CONTACT: Tom Hickey (609) 705-0275

TRUMP ENTERTAINMENT RESORTS

ANNOUNCEMENT ON BOND INTEREST PAYMENT

ATLANTIC CITY, NJ – November 28, 2008 – Trump Entertainment Resorts, Inc. (NASDAQ: TRMP) (the “Company”) and its subsidiaries Trump Entertainment Resorts Holdings, L.P. (“Holdings”) and Trump Entertainment Resorts Funding, Inc. (together with Holdings, the “Issuers”), announced today that, as part of a strategy to maintain sufficient liquidity, the Issuers will forego making the $53.1 million interest payment due December 1, 2008 on the Issuers’ 8.5% Senior Secured Notes due 2015 (“Notes”). Under the indenture relating to the Notes, a 30-day grace period will apply to the missed interest payment. During this period, the Company and the Issuers intend to pursue discussions with their lenders to restructure the Company’s capital structure, improve liquidity, and create a platform to grow and diversify the Company’s business. The Company’s Board of Directors has established a special committee comprised of independent directors to oversee these discussions. There can be no assurance that any agreement with respect to any restructuring will be reached or, if any agreement is reached, as to the terms thereof.

If the interest payment is not made within the 30-day grace period then (1) the holders of 25% of the outstanding principal amount of the Notes would be permitted to accelerate the maturity of the Notes, and (2) the lenders under Holdings’ $490.0 million senior secured loan from Beal Bank would be permitted to accelerate the maturity of the loan. The aggregate principal amount of the Notes outstanding is approximately $1.249 billion.

Trump Entertainment Resorts, Inc. owns, through its interest in Holdings, and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. Mr. Trump is a shareholder of the Company and, as its non-executive Chairman, is not involved in the daily operations of the Company. The Company is separate and distinct from Mr. Trump's privately held real estate and other holdings, which the Company understands encompasses substantially all of his net worth.

PSLRA Safe Harbor for Forward-Looking Statements and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as “intend,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” will,” “could,” “optimistic,” “can”, “strategy” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company or the Issuers, the Company and the Issuers note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company and the Issuers. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company and the Issuers. The Company  and the Issuers do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Additional information concerning the potential risk factors that could affect future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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